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              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As Independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                           /s/ Arthur Andersen LLP
                                           ----------------------------
                                           Arthur Andersen LLP

Orange County, California
February 2, 1998